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          Fidelity National Title
          INSURANCE COMPANY

                               ISSUING AGENCY AGREEMENT

     This Agreement is made this 1 day of JULY, 1997 between FIDELITY
NATIONAL TITLE INSURANCE COMPANY, a California corporation ("Company"), and American Title Company ("Agent") (collectively, the "Parties"). In consideration of the mutual benefits accruing and subject to the terms and conditions hereof, the Parties agree as follows: The Schedules indicated
below are attached and incorporated by reference:
     [ x ]     Schedule A:    Effective Date of Agreement, Agent's Territory,
                              Liability Limit, Compensation, General Liability
                              of Agent
     [ x ]     Schedule B:    Corporate Agent's Bond and Insurance Requirements
     [ x ]     Schedule C:    Exclusivity
     [   ]     Schedule D:    Personal Guarantee

1.   APPOINTMENT AND AUTHORITY OF AGENT
     Company appoints Agent solely to countersign and issue title insurance commitments, binders, guarantees, endorsements, title insurance policies of Company, or any other form whereby Company assumes liability (collectively, "Title Assurances") in Agent's Territory set forth in Schedule A.

2.   RESPONSIBILITY OF AGENT
     A.   Affirmative Covenants. Agent shall:
          l. Receive and process applications for Title Assurances in accordance with the provisions of state law, in conformity with usual and customary practices and procedures, prudent underwriting principles and in full compliance with manuals. instructions, and bulletins of Company from time to time given to Agent.
          2. Maintain a Policy Register (the "Policy Register") referencing the Agent's file number, policy number, date of issue, name of insured, amount of policy, premium charged, and the description of land insured. A legible copy of the Policy Register shall be tendered to Company upon termination of this Agreement or at any time as requested by Company.
          3. Make available for examination by Company, at any time during normal business hours and with reasonable prior notice from Company during the term of this Agreement, all financial records and records relating to the issuance of Company's Title Assurances by Agent.
          4. Provide to Company copies of any audited and any unaudited financial reports or data submitted to any regulatory agencies with jurisdiction over Agent.
          5. Permit Company and its examiners, auditors, and independent certified public accountants to enter Agent's business promises for the purpose of inspecting same or performing a financial, procedural, technical or forms audit.
          6. Comply with all applicable federal, state and local laws including statutes, ordinances, rules, regulations and judicial opinions.
          7. Obtain Company's prior approval where funds are to be held under an escrow and/or indemnity agreement in order to facilitate the issuance of a Title Assurance without exception to or with affirmative coverage over a specific defect, lien or encumbrance. The funds and property held under any such escrow and/or indemnity agreement, together with the original documents evidencing the escrow/indemnity, shall be transferred to Company on request of Company.
          8. Keep safely and segregated, in an FDIC insured escrow/trust account, which is subject to audit by Company, all monies that may be entrusted to Agent by Company, or others, in the course of: (i) Agent's business operations; and, (ii) the issuance of Company's Title Assurances hereunder. Agent shall exercise a fiduciary duty with respect to the owners of the funds so deposited. Agent shall be solely liable for any and all losses arising by reason of Agent's improper, unauthorized, reckless or premature disbursement of any escrowed funds.
          9. Retain for seven (7) years, or such other time period required by law, an original or legible copy of its file to evidence the determination of insurability.
          10. IF AGENT IS A CORPORATION OR PARTNERSHIP, DISCLOSE TO COMPANY ANY CHANGE IN THE CONTROLLING INTEREST IN SAID CORPORATION OR PARTNERSHIP WITHIN FIVE (5) BUSINESS DAYS OF THE CHANGE.

               A CHANGE IN THE CONTROLLING INTEREST SHALL BE DEEMED TO OCCUR WHEN AN OWNER OF MORE THAN FIFTY PERCENT (50%) OF THE CAPITAL STOCK OF SAID CORPORATION CEASES TO OWN MORE THAN FIFTY PERCENT (50%) OF SAID STOCK, OR WHEN THERE IS A SALE OF SUBSTANTIALLY ALL OF AGENT'S ASSETS OR WHEN THERE IS A CHANGE IN MORE THAN FIFTY PERCENT (50%) OWNERSHIP OF THE INTEREST(S) IN THE PARTNERSHIP.

     B. Negative Covenants. Agent shall not, without the prior written approval of Company's corporate underwriting department:
          1.   Accept service of process on behalf of Company.

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          2.   Incur debts in the name of Company.
          3. Issue any Title Assurance in a liability amount in excess of the Risk Limit stated in Schedule A.
          4. Commit Company to insure any Extra Hazardous Risk as defined herein.
          5. Alter any Title Assurance or other form furnished by Company or commit Company to any particular interpretation of provisions or terms of any Title Assurance.
          6. Receive any funds including escrow, settlement or closing funds, in the name of Company, but shall receive funds solely in Agent's name.
          7. Use Company's name in any manner inconsistent with the terms and conditions of this Agreement.
          8. Issue any Title Assurance on land in which any officer, director, shareholder or partner of Agent has an interest.
3.   RESPONSIBILITY OF COMPANY
     Company shall:
     A. Furnish to Agent, without cost, the then currently approved forms of Title Assurances which Agent is authorized to issue hereunder.
     B. Provide Agent with any relevant Company manuals, underwriting bulletins and/or instructions which may now or hereafter be issued by Company.
     C.   Be responsible for remitting payment of all Premium taxes.
     D.   Determine all underwriting questions submitted by Agent.
     E. Arrange for reinsurance when necessary, but only to the extent reinsurance is reasonably available.
     F. Furnish its Insured Closing Service Letter to each of Agent's qualified customers requesting same.
4.   COMPENSATION
     A. Agent shall remit to Company a percentage of the gross Premiums as set for in Schedule A on all Title Assurances issued by Agent.
          Agent shall hold Company's percentage of gross Premiums in trust for Company until such time as such remittances are made to Company.
     B. No later than the tenth (10th) of each calendar month Agent shall submit to company copies, with Premium charged set forth thereon, of all Title Assurances issued by Agent during the previous calendar month, remit the Company's percentage of the Premium charged for such Title Assurances and shall return all spoiled, obsolete or canceled policies accumulated during the previous calendar month.
5.   REINSURANCE AND COINSURANCE
     If reinsurance or coinsurance is purchased, the cost shall be deducted from the Title Assurance Premium before determining the compensation due to Agent and the remaining Premium together with the cost of the reinsurance or coinsurance shall be remitted to Company, except as otherwise agreed in writing between the Parties.
6.   ALLOCATION OF LOSSES
     A. Agent's General Liability shall be as set forth in Schedule A for any Loss sustained or incurred as a result of the issuance of Title Assurances by Agent, unless otherwise mandated by state and federal law.
     B. In the event that a Loss sustained or incurred for a matter arising under this Agreement resulted or arose from the negligent, willful or reckless conduct of Agent, Agent's employees or any independent contractor relied upon by Agent, then Agent shall reimburse Company for the Loss. The instances where Agent shall be liable to Company under this subparagraph shall include, without limitation, the following:
          1. Failure of Agent to comply with the terms and conditions of this Agreement or with the manuals, underwriting bulletins and/or instructions given to Agent by Company.
          2. Issuance of Title Assurances which contain errors or omissions which could reasonably have been detected by Agent from the commitment, examiner's report, title search or abstract.
          3. Loss arising from escrow or Non-Title Assurance operations of Agent including, but not limited to, preparation of documents, providing abstracting services, providing accommodation services and the handling and disbursement of funds.
          4. Any Loss arising out of the issuance of an insured closing service letter naming Agent.
          5. Commission of fraud, conspiracy, dishonesty, misrepresentation or defalcation by Agent or Agent's aiding and abetting therein.
          6. Any act, or failure to act, of Agent which results in Company sustaining Loss for bad faith, deceptive trade practices, unfair claim practices, consumer protection violations or punitive damages.

     C. Agent shall be liable to Company for any Loss resulting to Company by reason of Agent's failure to comply with the terms and conditions of this Agreement.

     D. Recovery of Loss under a claim will first be applied to reimbursement of Company's Loss, then the balance, if any, to reimburse Agent's loss. However, if Agent renders material assistance in achieving recovery of a Loss, then the recovered funds will be applied: (i) first, to reimburse Company's recovery related expenses; (ii) second, to Agent's recovery related expenses; and, (iii) third, to Company and Agent in accordance with the percentage of loss paid by each party.

7.   CLAIMS, LITIGATION AND ADMINISTRATIVE PROCEEDINGS

     A. Agent shall immediately notify Company of and immediately forward to Company:

          1. Any claim, or threatened claim, under any Title Assurance issued hereunder.

          2. Any judicial action or proceeding affecting or purporting to affect: (i) Company's interest; or (ii) the rights of an insured or proposed insured under a Title Assurance issued by Agent.

          3. Any administrative proceeding, including any written complaints or inquiries, by any insurance department or regulatory agency involving: (i) one or both of the Parties; or (ii) a Title Assurance issued by Agent. Agent shall provide an initial notification to Company describing the allegations and basic known facts. This initial notification shall be provided, at the addresses and telephone numbers set forth herein, by: (i) telephone advice; and, (ii) overnight courier; or, (iii) facsimile transmission. Initial notification shall be provided to Company within three (3) business days of Agent becoming aware of any of the matters described in this

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               subparagraph 7 A. Following this initial notification Agent shall forward, as soon as reasonably possible, all relevant documents to Company by overnight courier or certified or registered mail. Agent agrees to keep Company fully advised and to promptly forward all relevant communications and other writings or documents. Agent shall acknowledge receipt of any notice in the manner set forth by Company.
     B. Agent agrees that Company shall be fully authorized and empowered, in its absolute discretion, to control, defend, prosecute, settle, compromise, and/or dispose of any claim, litigation or proceeding for which: (i) Company may be liable; and/or (ii) an insured under a Title Assurance may be liable. Company shall have the rights to select and approve any counsel representing Company or an insured under a Title Assurance. Unless specifically authorized by Company in writing, Agent shall have no right to defend, deny, settle, compromise, or dispose of any action against Company or an insured. Company shall have no obligation to provide a defense to Agent.
8.   TERMINATION OF AGREEMENT
     This Agreement shall be in force for a period of five (5) years, thereafter to be renewed upon renegotiation by both parties.
9.   PAYMENT OF COSTS AND EXPENSES
     If either party shall institute an action against the other for breach of this Agreement, the unsuccessful party shall pay court costs and reasonable attorneys' fees to the successful party.
10.  NOTICES
     All notices permitted or required to be given under this Agreement shall be in writing addressed as shown below, and may be: (i) personally delivered; or, (ii) delivered by express courier service; or (iii) mailed by certified or registered United States Mail. The effective date of notice shall be: (i) the date of delivery for personal or express courier deliveries; (ii) the date shown on the "return card" for certified or registered mail if delivery is by certified or registered mail. Said notices shall be addressed as follows:

     Original to Company:     Fidelity National Title Insurance Company
                              17911 Von Karman Avenue, Suite 300
                              Irvine, California 92714

     Original to Agent:       American Title Company
                              c/o: Wayne Diaz or
                                   Mike Lowther

     The person and/or address for notice may be changed by written notice. Telephone and telefax numbers are shown for purpose of preliminary claim and/or legal proceedings notice under paragraph 7 of this Agreement.
11.  GENERAL PROVISIONS
     A. Assignment. This Agreement is not assignable by either party without the prior written consent of the other. This Agreement is, however, binding on and inures to the benefit of any corporate successors or assigns of Company and Agent.
     B. Counterparts. This Agreement may be executed in counterparts which shall collectively constitute a single agreement.
     C. Waiver. By failing to exercise any of its rights hereunder, Company shall not be deemed to have waived any breach on the part of Agent or to have released Agent from any of its obligations hereunder. The waiver by either party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach of any provision of this Agreement.
     D. Severability. If any one or more of the terms of this Agreement shall be adjudged unenforceable, void, or voidable, the remaining terms shall not be affected thereby and shall be valid and enforceable to the full extent permitted by law.
     E. Continuing Obligations. In the event this Agreement is terminated, the obligations to make any payments, including without limitation Agent's share of any Loss under paragraph 6 herein, to provide notification as to claims and to provide access to records and files shall continue beyond the date of termination.
     F. Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience and shall not affect the construction or interpretation of any of their provisions.
     G. Time of the Essence. Time shall be of the essence with respect to all terms of this Agreement.
     H. Further Cooperation. Each of the Parties hereto shall execute and deliver any and all additional documents and other assurances and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the Parties.
     I. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, supersedes all prior discussions, understandings or agreements between the Parties and shall not be amended, modified, or otherwise changed in any manner except in writing by the Parties.
12.  DEFINITION OF TERMS
     A. Loss. Loss shall mean sums paid or to be paid by Company, in cash or otherwise, to settle or compromise claims under any of Company's Title Assurances issued by Agent. Loss shall include, but not be limited to, expenses, costs and attorneys' fees actually paid or incurred in connection with investigation, negotiation, litigation, or settlement of such

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          claim which ultimately requires payment of any sum by Company.
          Loss, as defined herein, shall be reduced by the value of any recoveries actually realized by Company.
     B. Premium. Premium shall mean the amount payable or paid in accordance with Company's rates in effect or as otherwise approved by Company in writing for the issuance of Title Assurances.
     C. Extra Hazardous Risks. Extra Hazardous Risks shall mean all risks which result in a liability not normally assumed by the Company. Extra Hazardous Risks include, without limitation, the issuance of a Title Assurance without a Schedule "B" exception for any of the following matters where said matters affect the subject property:
          1.   Unrecorded construction/mechanics' liens which may gain
               priority over the interest insured where Agent is aware that the owner, general contractor or a subcontractor may not be paying its debts as they become due.
          2.   Any interest of the applicable state, the United States or other governmental entity in tidelands, swamp and overflow waters, existing streams or rivers or lands which currently or formerly were beneath a navigable waterbody.
          3.   Outstanding subsurface rights containing a right of entry.
          4    Existing liens and encumbrances.
          5.   Bankruptcy, insolvency or creditors' rights.
          6.   Major encroachments.
          7.   Non-imputation of knowledge.
          8.   Indian land or restricted Indian title.
          9.   Pending actions and litigation.
          10.  Any risk involving a title about which Agent has knowledge of an existing dispute or of risks, adverse claims or questions of title known in the community.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be properly executed by their respective representatives having full authority to do so.


AGENT:                                  COMPANY:
AMERICAN TITLE COMPANY                  FIDELITY NATIONAL TITLE
                                        INSURANCE COMPANY

By: /s/        WAYNE DIAZ               By: /s/       M'LISS JONES KANE
    --------------------------------        ------------------------------------
               President

ATTEST: /s/  MICHAEL LOWTHER            ATTEST: /s/     [Illegible]
        ----------------------------            --------------------------------

Its:          [Signature]               Its:            [Signature]
    --------------------------------         -----------------------------------

              NOTIFICATION IN COMPLIANCE WITH SECTION 606(A)
                   OF "THE FAIR CREDIT REPORTING ACT"

In making this Agreement, it is understood that an investigative report may be made whereby information is obtained through personal interviews with third parties such as family members, business associates, financial sources, friends, neighbors or others with whom you are acquainted. This inquiry includes information as to your character, general reputation, personal characteristics, and mode of living, whichever may be applicable. You have the right to make a written request within a reasonable period of time for a complete and accurate disclosure of additional information concerning the nature and scope of the investigation.

Attached and made a part of the Agreement by and between Fidelity National Title Insurance Company ("Company") and American Title Company ("Agent").

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                                      SCHEDULE A
                   EFFECTIVE DATE OF AGREEMENT, AGENT'S TERRITORY
              LIABILITY LIMIT, COMPENSATION, GENERAL LIABILITY OF AGENT

1.   Effective Date of Original Agreement:   Date the California Department
                                             of Insurance approves the sale
                                             of 60% of American Title
                                             Company to American Title
                                             Company Holdings, Inc.
2.   Effective Date of Extension:
3.   Agent's Territory:            Kern County
                                   Alameda County
                                   Contra Costa County
                                   Fresno County
                                   Los Angeles County
                                   Madera County
                                   Orange County
                                   Riverside County
                                   San Bernardino County
                                   Sacramento County
                                   San Diego County
                                   San Mateo County
                                   Santa Clara County
                                   Ventura County

4.   Liability Limit:              On any Title Assurance which has liability
                                   in excess of $1,000,000.00, Agent shall
                                   first review and obtain Company's written approval prior to issuing the Title
                                   Assurance.

5.   Compensation:                 Agent shall pay Company twelve percent
                                   (11%) of the gross premiums on all Title
                                   Assurances issued by Agent. There shall be an additional 1% Management Fee.
                                   Management Fee shall be for accounting
                                   services including but not limited to
                                   accounting profit and loss and balance
                                   sheet information, corporate legal
                                   including underwriting, human resources
                                   including insurance and 401K, statutory
                                   auditing including the preparation of all statutory reports and federal and state tax returns. In the event that Agent no longer needs management's services, upon ninety (90) days' prior notice to Company said fee and services shall terminate.

6.   General Liability of Agent:   Subject to the provisions of subparagraph
                                   6B above, Agent shall be liable for the
                                   first $5,000.00 of any Loss sustained or incurred by Company as a result of the issuance of the Title Assurances by Agent.

7.   Governing Law:                This Agreement is to be construed,
                                   enforced, and governed according to and by the laws of the State of California in all respects.

                                     SCHEDULE B

                  CORPORATE AGENT'S BOND AND INSURANCE REQUIREMENTS

1. Agent shall, at its own expense, maintain a blanket fidelity bond in a principal sum of at least Fifty Thousand Dollars and No Cents ($50,000.00) in a form and issued by a company acceptable to Company and naming Company as an additional insured or payee.

2. Agent shall, at its own expense, maintain errors and omissions liability insurance in a principal sum of at least Two Hundred Fifty Thousand Dollars and No Cents ($250,000.00) per occurrence and Five Hundred Thousand Dollars and No Cents ($500,000.00) total annually, in a form and issued by a company acceptable to Company, with a deductible of no more than Five Thousand Dollars and No Cents ($5,000.00) and naming Company as an additional insured or payee.

3. Agent shall annually furnish Company with true copies of the bond(s) and policy together with current premium receipts for said bond(s) and insurance.

4. Upon request of Company, Agent agrees to notify its fidelity bond or errors and omissions insurance carrier of any claim for which Agent may be liable to Company.

                                     SCHEDULE C

                                    EXCLUSIVITY

During the term of this Agreement, Agent shall not act as Agent for or in any manner aid the procurement of any Title Assurance for any other title insurance company except Fidelity National Title Insurance Company of California unless: (i) Company declines to issue insurance with respect to a particular transaction (in which case Agent may use any title insurance company of its choosing with respect to that particular transaction): (ii) Lessor otherwise consents to the Lessee's use of another underwriter; or
(iii) a customer of Lessee declines to accept title insurance from Lessor.

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The coincidental use by a competitive title insurer of an abstract or title report prepared by Agent shall not be construed as a violation of this provision.

In the event that control of the Company is transferred to an independent third party, outside of the Fidelity companies (which shall include any Fidelity affiliate, subsidiary or employee), Agent shall have the right to cause this Agreement to become non-exclusive for the remainder of the term of the Agreement.

                 COMPLIANCE WITH CALIFORNIA LAND TITLE ASSOCIATION
                     ACCOUNT, OVERSIGHT AND CONTROL GUIDELINES

Company and Agent hereby agree that effective January 1, 1996, Agent shall comply with the California Land Title Association Account Review Processes and Oversight and Internal Control Guidelines, the American Land Title Association Escrow Internal Control Guidelines for Title Insurance Companies, Agencies and Approved Attorneys and Employee Affidavit (collectively referred to as the "Guidelines") in compliance with Section 12389.8 of the California Insurance Code. Agent shall comply with the procedures set out in said Guidelines as they may be further modified from time to time by Company in order to comply with requirements of the Department of Insurance or the California Insurance Code. In the event of any disparity between said Guidelines and the California Insurance Code, the provision of the Insurance Code shall prevail.

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